Exhibit (10)(f)(10)

ALLTEL CORPORATION

1999 NONEMPLOYEE DIRECTORS

STOCK COMPENSATION PLAN

(As Amended and Restated Effective January 22, 2004)

ALLTEL CORPORATION

1999 NONEMPLOYEE DIRECTORS

STOCK COMPENSATION PLAN

(As Amended and Restated Effective January 22, 2004)

ARTICLE 1.  ESTABLISHMENT AND PURPOSE

1.1           Establishment of the Plan.  This ALLTEL Corporation 1999 Nonemployee Directors Stock Compensation Plan, established by ALLTEL Corporation (“ALLTEL”) effective as of January 1, 1999  (the “Effective Date”), is hereby amended and restated effective as of January 22, 2004 (the “Plan”).  The Plan provides for the issuance of Restricted Shares (as hereinafter defined) to nonemployee directors of ALLTEL in lieu of all or a portion of the annual retainer payable to them.

1.2           Purpose of the Plan.  The purpose of the Plan is to encourage stock ownership in ALLTEL by ALLTEL’s nonemployee directors and to provide an incentive to them to continue their contribution towards the achievement of ALLTEL’s strategic goals.

1.3           Duration of the Plan.  Unless the Plan is earlier terminated by the Board as provided in Section 6.2, the Plan shall continue in effect following the Effective Date until all Shares which may be issued under the Plan have been issued.

ARTICLE 2.  DEFINITIONS

Capitalized terms used and not otherwise defined in the Plan shall have the following meanings:

“Annual Retainer” means the annual base fee paid to each Nonemployee Director for serving as a Director of ALLTEL, as fixed from time to time by the Board, but shall not include any meeting fees or any additional fees payable to a Director for serving as Chairman of a committee of the Board.

“Applicable Percentage” means the percentage of the Annual Retainer payable to Participants by issuance of Restricted Shares under the Plan, which initially shall be 37.5%.  The Applicable Percentage for all Participants may be changed by the

Board for any Fiscal Period at least six months prior to the first day of the Fiscal Period as of which the change is to become effective.  In addition, a Participant may elect an Applicable Percentage for that Participant higher than the Applicable Percentage determined from time to time by the Board for any Fiscal Period by written notice to ALLTEL at least six months prior to the first day of the Fiscal Period as of which the higher percentage is to become effective.

“Board” or “Board of Directors” means the Board of Directors of ALLTEL, as constituted from time to time.

“Change of Control” shall be deemed to have occurred if:

(i)  Any “person,” as defined in Section 13(d) and 14(d) of the Exchange Act, other than ALLTEL, any of its Subsidiaries or any employee benefit plan maintained by ALLTEL or any of its Subsidiaries becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of the outstanding voting capital stock of ALLTEL, unless prior thereto, the Continuing Directors (as defined in the immediately following sentence) approve the transaction that results in the person becoming the beneficial owner of 15% or more of the outstanding voting capital stock of ALLTEL.  “Continuing Directors” means Directors who were Directors of ALLTEL at the beginning of the 24-month period ending on the date the determination is made or whose election, or nomination for election, by ALLTEL’s stockholders was approved by at least a majority of the Directors who are in office at the time of the election or nomination and who either (1) were Directors at the beginning of the period or (2) were elected, or nominated for election, by at least a majority of the Directors who were in office at the time of the election or nomination and were Directors at the beginning of the period;

(ii)  At any time Continuing Directors no longer constitute a majority of the Directors of ALLTEL;

(iii)  The Board fixes a record date for determining stockholders entitled to vote upon (1) a merger or consolidation of ALLTEL, statutory share exchange, or other similar transaction with another corporation, partnership, or other entity or enterprise in which either ALLTEL is not the surviving or continuing corporation or Shares are to be converted into or exchanged for cash, securities other than Shares, or other property, (2) a sale or disposition of all or substantially all of the assets of ALLTEL, or (3) the dissolution of ALLTEL; or

(iv)  ALLTEL enters into an agreement with any person, entity or enterprise the consummation of which would result in the occurrence of an event described in subparagraphs (i), (ii) or (iii) of this paragraph.

Notwithstanding the foregoing, in no event shall a “Change of Control” be deemed to have occurred with respect to a Participant if the Participant is part of a purchasing group that consummates the Change of Control transaction.  A Participant shall be deemed “part of a purchasing group” for purposes of the immediately preceding sentence if the Participant is an equity participant in the purchasing company or group other than as a result of (y) passive ownership of less than 5% of the voting capital stock or voting equity interests of the purchasing company; or (z) equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change of Control by a majority of the Continuing Directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Disability” means a permanent and total disability, as defined in Section 22(e)(3) of the Code.

“Director” means a person who is a member of the Board of Directors of ALLTEL.

“Employee” means any full-time, nonunion, salaried employee of ALLTEL or any Subsidiary of ALLTEL.  An individual whose only employment relationship with ALLTEL or a Subsidiary of ALLTEL is as a Director shall not be deemed to be an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as the same may be amended from time to time.

“Fair Market Value” means the closing price of a Share on the New York Stock Exchange on the relevant date or, if there were no sales reported for such date, on the next preceding date for which there were sales reported.

“Fiscal Period” means the period beginning on the day of an annual meeting of stockholders of ALLTEL and ending on the day immediately prior to the day of the next subsequent annual meeting of stockholders of ALLTEL.

“Nonemployee Director” means a Director who is not an Employee.

“Participant” means a Nonemployee Director.

“Restricted Shares” means Shares which are subject to the restrictions (including the restrictions on transferability) and the substantial risk of forfeiture described in Section 4.3.

“Restricted Period” means the period during which Restricted Shares may be forfeited under Article 4, which shall be the Fiscal Period with respect to which the Restricted Shares were issued under Section 4.1 in lieu of the Annual Retainer; except that the Restricted Period for Restricted Shares issued to a person who first becomes a Nonemployee Director after the first day of the Fiscal Period for which the Restricted Shares are being issued shall be the period from the date on which the person first became a Nonemployee Director through and including the last day of that Fiscal Period.

“Retirement” means ceasing to be a Director as a result of ALLTEL’s retirement policy specified in Article X of ALLTEL’s Bylaws, as amended or superceded.

“Shares” means shares of Common Stock, $1.00 par value, of ALLTEL.

“Subsidiary” means (i) any corporation of which ALLTEL owns, directly or indirectly, capital stock representing more than 50% of the combined voting power of all classes of capital stock, and (ii) any other entity or enterprise (including, but not limited to, a partnership or joint venture) of which ALLTEL owns, directly or indirectly, equity interests representing more than 50% of the combined voting power of all classes of equity.

ARTICLE 3.  SHARES SUBJECT TO THE PLAN

3.1           Maximum Number of Shares.  The maximum number of Shares that may be issued under the Plan shall be 500,000, subject to adjustment in accordance with Section 3.3.  Shares issued under the Plan may be authorized and unissued Shares or Shares held in ALLTEL’s treasury.  No single Participant may acquire under the Plan more than 1% of the number of Shares outstanding as of the Effective Date.

3.2             Forfeited Shares.  In the event Restricted Shares are forfeited to ALLTEL in accordance with the terms of the Plan, the Shares so forfeited again shall be available for issuance under the Plan.

3.3           Recapitalization Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of ALLTEL affecting the Shares, the Board may make such adjustments to the number of Shares specified in Section 3.1, the kind of capital stock to be issued under the Plan, or both, as it determines, in its sole discretion, to be appropriate to prevent dilution or enlargement of rights under the Plan.

ARTICLE 4.  OPERATION OF THE PLAN

4.1           Issuance of Restricted Shares in Lieu of Annual Retainer.  During the period when the Plan is in effect, for each Fiscal Period for which a Participant is paid an Annual Retainer, ALLTEL shall pay the Applicable Percentage of the Annual Retainer to the Participant by issuing Restricted Shares in the name of the Participant as provided in this Article 4; except that, for incumbent Participants as of January 22, 2004, the first Fiscal Period following January 22, 2004 for which ALLTEL shall pay the Applicable Percentage of the Annual Retainer to the Participant by issuing Restricted Shares shall be the Fiscal Period beginning on the day of the 2005 annual meeting of stockholders.

4.2           Number of Restricted Shares.  The number of Restricted Shares to be issued to each Participant with respect to any Fiscal Period shall be determined by multiplying the amount of the Annual Retainer in effect for that Fiscal Period by the Applicable Percentage and dividing the result by the Fair Market Value of a Share on the first business day of that Fiscal Period (with the result so determined being rounded to the nearest whole Share); except that, in determining the number of Restricted Shares to be issued to a person who first becomes a Nonemployee Director after the first day of the Fiscal Period for which the Restricted Shares are being issued, the number of Restricted Shares that otherwise would be issued shall be multiplied by a fraction, the numerator of which is the number of days elapsed in the Fiscal Period from and after the date on which the person became a Nonemployee Director and the denominator of which is the total number of days in the Fiscal Period.

4.3           Issuance of Certificates for Restricted Shares; Restrictions. Promptly after the number of Restricted Shares to be issued to a Participant with respect to a Fiscal Period is determined under Section 4.2, ALLTEL shall cause a certificate representing that number of Restricted Shares to be issued in the name of the Participant, but ALLTEL shall hold the certificate for the account of the Participant in accordance with the terms of the Plan.  The

Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder related to, the Restricted Shares issued in the name of the Participant, including the right to receive dividends and the right to vote the Restricted Shares, subject to the following restrictions:  (i) the Participant shall not be entitled to receive any certificate representing the Restricted Shares until the earlier of the expiration of the Restricted Period with respect to those Restricted Shares or the restrictions applicable to those Restricted Shares lapse in accordance with Section 4.4 or Section 4.5; (ii) the Restricted Shares may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period by the Participant other than a transfer upon death by will, by descent and distribution or by designation of a beneficiary in accordance with Section 9.1; (iii) all of the Restricted Shares shall be forfeited to ALLTEL and all rights of the Participant to the Restricted Shares shall terminate without further obligation on the part of ALLTEL unless the Participant remains a director of ALLTEL for the entire Restricted Period applicable to the Restricted Shares, except as otherwise provided in Section 4.4 and Section 4.5, and (iv) the certificates representing the Restricted Shares shall bear a legend describing the foregoing restrictions.  Any additional Shares issued with respect to Restricted Shares, whether as a result of a stock distribution or an adjustment in accordance with Section 3.3 or otherwise, shall be subject to the same restrictions as those Restricted Shares.

4.4           Termination of Service as a Director.  If a Participant ceases to be a Director prior to the end of a Restricted Period for any reason other than death, Disability or Retirement, the Participant immediately shall forfeit all Restricted Shares which then are held by the Participant, except that the Board may allow the Participant to retain any or all of the Restricted Shares if the Board determines that the circumstances in the particular case so warrant, and upon such a determination, all restrictions applicable to the Restricted Shares shall lapse.  If a Participant ceases to be a Director prior to the end of a Restricted Period as a result of death or Disability, all restrictions applicable to Restricted Shares held by the Participant shall lapse as of the date the Participant ceases to be a Director. If a Participant ceases to be a Director prior to the end of the Restricted Period as a result of Retirement, the Participant immediately shall forfeit all Restricted Shares which are then held by the Participant and, in lieu thereof, ALLTEL shall pay that Nonemployee Director the corresponding pro rata portion of the Annual Retainer in cash.

4.5           Change of Control.  Upon the occurrence of a Change of Control, all restrictions applicable to all outstanding Restricted Shares automatically shall terminate and lapse.

4.6           Delivery of Certificates.  Upon expiration of the Restricted Period applicable to Restricted Shares or at such earlier time as the restrictions applicable to the Restricted Shares lapse as provided in Section 4.4 or 4.5, ALLTEL shall cause to be delivered to the Participant who holds the Restricted Shares a certificate or certificates representing those Shares, free of all restrictions created under Section 4.3.

ARTICLE 5.  COMPLIANCE WITH LAWS AND EXCHANGE REQUIREMENTS

No Shares shall be issued under the Plan unless the issuance and delivery of the Shares comply with all applicable provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any market system or stock exchange upon which the Shares may then be listed.

ARTICLE 6.  AMENDMENT AND TERMINATION OF PLAN

6.1           Amendment.  The Board from time to time may amend the Plan, or any provision of the Plan, in such respects as the Board may deem advisable without stockholder approval of ALLTEL’s stockholders, except as such stockholder approval may be required under applicable corporate or securities law or the listing requirements of any market system or stock exchange upon which the Shares may then be listed.

6.2           Termination.  The Board at any time may terminate or suspend the Plan.

6.3           Effect of Amendment or Termination.  No amendment or termination of the Plan shall adversely affect a Participant’s right to Restricted Shares issued under the Plan prior to the amendment or termination without the Participant’s specific written consent.

ARTICLE 7.  ADMINISTRATION

7.1           Administration.  The Plan shall be administered by the Board.  The Board shall have the power to construe the provisions of the Plan, to determine issues arising under the Plan, and to adopt and amend such rules and regulations governing the administration of the Plan as it may deem desirable.  No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Shares issued under the Plan.

7.2           Decisions Binding.  All determinations and decisions made by the Board with respect to the Plan shall be final, conclusive and binding on all persons, including ALLTEL, ALLTEL’s stockholders and employees, the Participants and the legal representatives, heirs and successors of the Participants.

ARTICLE 8.  NOTICES

Each notice given under the Plan shall be in writing and shall be delivered in person or by certified or registered mail to the proper address.  Each notice to ALLTEL shall be addressed as follows:  ALLTEL Corporation, One Allied Drive, Little Rock, Arkansas 72203, Attention: Secretary.  Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by ALLTEL on its books and records.  Anyone to whom a notice may be given under the Plan may designate a new address by written notice to the other party to that effect.

ARTICLE 9.  MISCELLANEOUS

9.1           Designation of Beneficiary.  Each Participant from time to time may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be issued or transferred in the event of the Participant’s death (or who may exercise the Participant’s rights hereunder, if any, that are exercisable following the death of the Participant).  Each designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Board and shall be effective only when filed by the Participant in writing with the Board or its designee during the Participant’s lifetime.

9.2           Successors.  The Plan shall inure to the benefit of and shall be binding upon each successor of ALLTEL by merger, consolidation, or acquisition of all or substantially all of the assets.  All rights and obligations imposed upon a Participant and all rights granted to ALLTEL under this Plan shall be binding upon the Participant’s heirs, legal representatives and successors.

9.3           No Obligation to Nominate.  Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by ALLTEL’s stockholders.

9.4           Governing Law.  The Plan, and all agreements and instruments contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware.